QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Guaranty Bancorp on Form S-3 of our report dated February 18, 2011 on the consolidated financial statements of Guaranty Bancorp, which report appears in the Annual Report on Form 10-K of Guaranty Bancorp for the year ended December 31, 2010 and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP
Sherman Oaks, California October 21, 2011

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM